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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                                  1701 PENNSYLVANIA AVE, N.W., WASHINGTON, D.C. 20006-5805
                                                            1888 CENTURY PARK EAST, LOS ANGELES 90067-1725
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
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                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG
                                                                 OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN
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                                                                 August 11, 1999


CSC Holdings, Inc.,
  1111 Stewart Avenue,
    Bethpage, New York 11714.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 principal amount of 8 1/8% Series B Senior Notes due 2009 (the "Securities") of CSC Holdings, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act and the Securities have been duly executed and authenticated in accordance with the Indenture relating to the Securities and issued and delivered as contemplated in the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.




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CSC Holdings, Inc.                                                           -2-



         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the New Notes" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                        Very truly yours,

                                        SULLIVAN & CROMWELL